EXHIBIT 4.1


            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

   We consent to the reference to our firm under the caption "Experts-Independent Registered Public Accounting Firm" and to the use of our report dated August 21, 2009 in the Amendment No. 2 to the Registration Statement (File No. 333-161273) and related Prospectus of Claymore Securities Defined Portfolios, Series 613.


                                                          /s/ Grant Thornton LLP
                                                      --------------------------
                                                              GRANT THORNTON LLP


Chicago, Illinois
August 21, 2009